EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Rubio’s Restaurants, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-79003, 333-84440, 333-86540, 333-115959, 333-124652 and 333-133359) on Forms S-8 of Rubio’s Restaurants, Inc. of our report dated March 30, 2007, with respect to the consolidated balance sheets of Rubio’s Restaurants, Inc. as of December 31, 2006 and December 25, 2005, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss) and cash flows for each of the years in the three-year period then ended December 31, 2006, which report appears in the and December 31, 2006 annual report on Form 10-K of Rubio’s Restaurants, Inc.

Our report on the consolidated financial statements dated March 30, 2007, contains an explanatory paragraph that states that the Company adopted Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, in fiscal year 2006.

/s/ KPMG LLP

San Diego, California
March 30, 2007